As filed with the Securities and Exchange Commission on May 31, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOSIG TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4333375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12424 Wilshire Blvd., Suite 745

Los Angeles, CA 90025

(310) 620-9320

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth Londoner

Chief Executive Officer

12424 Wilshire Blvd., Suite 745

Los Angeles, CA 90025

(310) 620-9320

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

(Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,155,127	$6.83	(3)	$14,719,517	$1,784.01
Common Stock underlying Warrants	257,000	$6.83	(3)	$1,755,310	$212.74
Total	2,412,127	N/A		$16,474,827	$1,996.75

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	This Registration Statement registers shares of our common stock issued in March 2019, warrants issued in March 2017, and warrants issued in February 2018.
(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low sales price of the common stock on May 24, 2019.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 31, 2019

PRELIMINARY PROSPECTUS

Up to 2,155,127 Shares of Common Stock and 257,000 Shares of Common Stock Underlying Warrants

This prospectus relates to the resale by the selling stockholders from time to time of (i) up to 2,155,127 shares of common stock and (ii) up to 257,000 shares of common stock underlying warrants.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BSGM.” On May 30, 2019, the last reported sale price of our shares of common stock on Nasdaq was $7.02 per share.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Effective as of 5:00 pm Eastern Time on September 10, 2018, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock at a ratio of one share for 2.5 shares. All share and per share prices in this prospectus have been adjusted to reflect the reverse stock split.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, and have elected to comply with certain reduced public company reporting requirements in this and future filings.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus, before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us” and the “Company” refer to BioSig Technologies, Inc.

Our Company

We are a development stage medical device company that is developing a proprietary biomedical signal processing technology platform to extract information from physiologic signals. Our initial emphasis is on providing intracardiac signal information to electrophysiologists during electrophysiology (“EP”) studies and cardiac catheter ablation of atrial fibrillation (“AF”) and ventricular tachycardia (“VT”). Cardiac catheter ablation is a procedure that involves delivery of energy through the tip of a catheter that scars or destroys heart tissue in order to correct heart rhythm disturbances. In August 2018, we received 510(k) clearance from the U.S. Food and Drug Administration (the “FDA”) to market our PURE (Precise Uninterrupted Real-time evaluation of Electrograms) EP System. The PURE EP™ System is a non-invasive computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing EP procedures in an EP laboratory. The system is indicated for use under the supervision of licensed healthcare practitioners who are responsible for interpreting the data collected by the system. The PURE EP System aims to minimize noise and artifacts from cardiac recordings and acquire high-fidelity cardiac signals. Improving cardiac signals may potentially increase the diagnostic value of these signals, thereby possibly improving accuracy and efficiency of the EP studies and related procedures. The PURE EP System is intended to be used in addition to existing electrophysiology recorders. We believe that data provided by the PURE EP System will increase the workload ability and enhance the capabilities of the typical electrophysiology laboratory.

Our initial focus is on improving intracardiac signal acquisition and enhancing diagnostic information for catheter ablation procedures for complex and life-threatening arrhythmias like AF, the most common cardiac arrhythmia, and VT, an arrhythmia evidenced by a fast heart rhythm originating from the lower chambers of the heart. Our overall goal is to establish the PURE EP System as a new platform in the EP market. We believe that the PURE EP System and its signal processing tools will contribute to an increase in the number of procedures performed in each EP lab and possibly improved patient outcomes because we believe that the PURE EP System may have the following advantages over the EP recording systems currently available on the market:

•	An ability to provide precise, uninterrupted, real-time evaluations of electrograms;

•	Higher quality cardiac signal acquisition for accurate and more efficient electrophysiology studies and catheter ablation procedures to help reduce costs and length of procedures;

•	Reliable display of information to better determine precise ablation targets, strategy and end point of procedures with the objective of reducing the need for multiple procedures; and

•	It’s a device that can run in parallel with the existing EP lab equipment.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

•

being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption.

Recent Developments

Private Placement

On March 12, 2019, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”). Pursuant to the Purchase Agreement, we sold to the Investors an aggregate of 2,155,127 shares (the “Shares”) of our common stock in exchange for aggregate consideration of $8,620,506 (the “Private Placement”). The Shares were sold to the Investors at a price of $4.00 per share.  In addition, on or prior the date that is 45 calendar days after the closing date of the Private Placement, we are required to use commercially reasonable efforts to prepare and file a registration statement on Form S-3 or Form S-1 with the Securities and Exchange Commission covering the resale of the Shares. We are additionally required to use our commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter.

Reverse Stock Split

Effective as of 5:00 p.m. Eastern Time on September 10, 2018, we amended our amended and restated certificate of incorporation in order to effectuate a 1-for-2.5 reverse stock split of our common stock. We have adjusted all outstanding restricted stock units, stock options, preferred stock and warrants entitling the holders to purchase shares of our common stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we have reduced the conversion ratio for each security, and increased the exercise price in accordance with the terms of each security based on the reverse stock split ratio (i.e., the number of shares issuable under such securities has been divided by 2.5, and the exercise price per share has been multiplied by 2.5). Also, we reduced the number of shares reserved for issuance under the Company’s 2012 Equity Incentive Plan proportionately based on the reverse stock split ratio. The reverse stock split did not otherwise affect any of the rights currently accruing to holders of our common stock, preferred stock, options or warrants exercisable for our common stock. All share and related option and warrant information presented in this prospectus have been retroactively adjusted to reflect the reduced number of shares outstanding and the increase in share price which resulted from this action.

Corporate Information

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009. In April 2011, we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity. Our principal executive offices are located at 12424 Wilshire Blvd., Suite 745 Los Angeles, CA 90025, and our telephone number is (310) 620-9320. Our website address is www.biosig.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

THE OFFERING

Common stock offered by the selling stockholders:

(i) Up to 2,155,127 shares of common stock to be offered by the selling stockholders and (ii) up to 257,000 shares of common stock to be offered by the selling stockholders upon the exercise of outstanding common stock purchase warrants.

Common stock outstanding prior to the offering:	20,944,450

Common stock outstanding after this offering:	21,201,450 (1)

Use of proceeds:

We will not receive any proceeds from the sale of the common stock offered by the selling stockholders. However, we will receive proceeds from the exercise price of the warrants if the warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

NASDAQ trading symbol:	“BSGM”

Risk factors:

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 4 of this prospectus, before deciding whether or not to invest in shares of our common stock.

(1) The number of shares of common stock outstanding after the offering is based upon 20,944,450 shares outstanding as of May 28, 2019, and assumes the exercise of all warrants with respect to those shares being registered for resale pursuant to the registration statement of which this prospectus forms a part.

The number of shares of common stock outstanding after this offering excludes:

●	3,614,124 shares of common stock issuable upon the exercise of currently outstanding options with a weighted average exercise price of $5.38 per share;

●	1,194,360 shares of common stock available for future issuance under the BioSig Technologies, Inc. 2012 Equity Incentive Plan;

●	41,484 shares of common stock issuable for accrued dividends on our Series C Preferred Stock as of March 31, 2019;

●	110,670 shares of common stock issuable upon the conversion of our Series C Preferred Stock; and

●	2,844,824 shares of common stock issuable upon exercise of warrants with a weighted average exercise price of $5.00 per share.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under the heading ”Risk Factors” included in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	Our history of recurring losses and negative cash flows from operating activities and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives.

•	Our inability to carry out research, development and commercialization plans.

•	Our inability to manufacture our PURE EP product on a commercial scale on our own or in collaborations with third parties.

•	Our inability to complete preclinical testing and clinical trials as anticipated.

•	Our ability to adequately protect and enforce rights to intellectual property.

•	Difficulties in obtaining financing on commercially reasonable terms, or at all.

•

Intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do.

•	Entry of new competitors and products and potential technological obsolescence of our products.

•	Adverse market and economic conditions.

•	Our ability to maintain the listing of our common stock on the Nasdaq Capital Market.

•	Loss of one or more key executives or scientists.

•	Difficulties in securing and retaining regulatory approval to market our product and product candidates.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable securities laws.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders, and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise price of the warrants if the warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

SELLING STOCKHOLDERS

Up to 2,412,127 shares of our common stock are currently being offered by the selling stockholders under this prospectus. This reflects the sum of (a) 2,155,127 Shares purchased by the Investors in the Private Placement, (b) 252,000 shares of common stock underlying warrants to purchase our common stock issued to Mayo Clinic Ventures under a Know-How License Agreement with Mayo Foundation for Medical Education and Research, a charitable corporation, on March 15, 2017 (the “Mayo Warrants”), and (c) 5,000 shares of common stock underlying warrants to purchase our common stock issued to Brio Capital Master Fund Ltd. (the “Brio Warrants”) in connection with a consent agreement, dated February 14, 2018, as further described below(. The Investors, Mayo Clinic Ventures, Brio Capital Master Fund Ltd. and any donee, pledgee, transferee or other successor-in-interest of the Investors or Mayo Clinic Ventures or Brio Capital Master Fund Ltd., are collectively referred to as the “selling stockholders.”

The Investors that participated in the Private Placement paid a price per share of $4.00 per one share of common stock.

The Mayo Warrants are exercisable for cash and expire 3 years from the issuance date, with a strike price of $3.75 per share.

The Brio Warrants are exercisable for cash and expire on February 14, 2021. On February 16, 2018, we entered into a Securities Purchase Agreement with certain institutional accredited investors, pursuant to which we sold Series E Preferred Stock and warrants to purchase common stock in a private placement (the “Series E Private Placement”). In connection with the Series E Private Placement, on February 14, 2018, we entered into a consent agreement (the “Consent”) with the holders of our Series D Convertible Preferred Stock (the “Series D Holders”) pursuant to which the Series D Holders consented to the Series E Private Placement and were entitled at any time on or before April 17, 2018, to elect to receive the more favorable terms of the Series E Private Placement. As consideration for their entry into the Consent, we issued to the Series D Holders warrants to purchase up to an aggregate of 40,000 shares of common stock (the “Consent Warrants”). Consent Warrants other than the Brio Warrants have been exercised, and the Brio Warrants are the only Consent Warrants outstanding as of the date of this prospectus. The Consent Warrants are exercisable immediately and expire on February 14, 2021, and have an exercise price of $3.75 per share. The Consent Warrants include a “full ratchet” anti-dilution adjustment in the event that we issue any common stock or common stock equivalent at a per share price lower than the applicable exercise price then in effect.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us or our affiliates within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.  None of the selling stockholders are broker-dealers or affiliates of broker-dealers, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. With respect to the Warrants, there exist contractual provisions limiting conversion and exercise to the extent such conversion or exercise would cause Mayo Clinic Ventures, Brio Capital Master Fund Ltd, together with its affiliates or members of a “group,” to beneficially own a number of shares of common stock which would exceed from 4.99% to 9.99% of our then outstanding shares of common stock following such conversion or exercise. The shares and percentage ownership of our outstanding shares indicated in the table below do not give effect to these limitations.

	Ownership Before Offering			Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned (1)		Number of shares offered	Number of shares of common stock beneficially owned (1)		Percentage of common stock beneficially owned (1)
1478756 Alberta Ltd. (2)	100,000	(3)	25,000	75,000	(3)	*
ABZ Solutions LLC (4)	23,200	(5)	10,000	13,200	(5)	*
Alvin Lane Roquemore	1,250		1,250	-		*
Ananth Prabhu	2,500		2,500	-		*
Anthony Amato	20,000		20,000	-		*
Anthony Juliano	25,000		25,000	-		*
Anthony Leone	56,001	(6)	10,000	46,001	(6)	*
Arthur T. Murphy IRA ETRADE Custodian	70,000		10,000	60,000		*
Benjamin Marcusfield	1,250		1,250	-		*
Bing McCullagh Partnership (7)	42,500	(8)	12,500	30,000	(8)	*
Brian Dvorak	30,448	(9)	2,500	27,948	(9)	*
Brian J Tate	187,500		187,500	-		*
Bruce E. Bodner	8,500	(10)	2,500	6,000	(10)	*
Bruce N. Kilmer	12,500		12,500	-		*
Chad Carriero	5,000		5,000	-		*
Charles Gotberg	34,000	(11)	10,000	24,000	(11)	*
Chris J. Wallace	5,000		5,000	-		*
Claude M. McQuarrie III	50,000		50,000	-		*
D Michael Rappeport	113,200	(12)	10,000	103,200	(13)	*
Dana Arrighi	5,000		5,000	-		*
David Cherry	1,428,592	(14)	81,877	1,346,715	(15)	6.71%
David P. Buser	137,602	(16)	10,000	127,602	(16)	*
Dennis W. Sulisz Agreement of Trust	28,000	(17)	10,000	18,000	(17)	*
Doraraju Kurusamy	15,001		15,001	-		*
Drew Berman & Corey Londoner	2,500		2,500	-		*
Dustin Wilson	187,002	(18)	25,000	162,0002	(19)	*
Edgar Arzamasov	17,000	(20)	5,000	12,000	(20)	*
Elizabeth M. Brady	25,000		25,000	-		*
Equity Trust Company, Custodian FBO Glenn Munro, IRA	50,000		50,000	-		*
Ethan Bing	33,461	(21)	5,000	28,461	(21)	*
Everett J. Jones III	53,000		53,000	-		*
Fred V. Leone	20,000	(22)	5,000	15,000	(22)	*
Gabriela Cortez	1,250		1,250	-		*
Gary Zwetchkenbaum	25,000		25,000	-		*
George P. Bancroft	24,000	(23)	3,000	21,000	(23)	*
Gordon Family Revocable Living Trust UAD 03/14/1993 Ross Gordon & Helene Gordon TTEES	12,500		12,500	-		*
Guy Albalancy	2,500	(24)	2,500	-	(24)	*
H. Thomas Temple	37,500		7,500	30,000		*
Harsadbhai D. Patel	293,000	(25)	125,000	168,000	(25)	*
HVF Group LLC 401K FBO Christian Burke, Jr.	6,250		6,250	-		*
Igor Kiselev	2,500		2,500	-		*
Ingrid O'Sullivan	5,000		5,000	-		*

Jason Detweiler	4,250		4,250	-		*
Jason Mitchell & Nina Mitchell	5,000		5,000	-		*
Jason Volm	6,250		6,250	-		*
Jere D. Peak	11,000	(26)	5,000	6,000	(26)	*
Jill A. Carlton	31,250		31,250	-		*
Jimmy A Roquemore	1,250		1,250	-		*
Joe Mills	10,000		10,000	-		*
John Curtis Johnson	7,500		7,500	-		*
John Kirsner	2,500		2,500	-		*
John W Paisley	2,500		2,500	-		*
Jonathan T. Stanney	6,250		6,250	-		*
Joseph Ianni & Emilya Cozza	2,500		2,500	-		*
Kausthub Kumar	24,250	(27)	6,250	18,000	(27)	*
Kenneth L. Epstein	157,325	(28)	100,000	57,325	(28)	*
Kenneth R. Baldridge Revocable Trust No. 1	179,000	(29)	25,000	154,000	(29)	*
Kevin Zwetchkenbaum	2,500		2,500	-		*
Larry Rosenshein	45,500		5,500	40,000		*
Lawrence Weinstein	5,000		5,000	-		*
Lee Stuart Becker	10,000		10,000	-		*
Legend Cap Opportunity Fund LLC (30)	6,250		6,250	-		*
Liam Kerr & Co. Limited (31)	18,200	(32)	5,000	13,200	(32)	*
Marc H. Feldman	6,250		6,250	-		*
Mark Bing	91,701	(33)	25,000	66,701	(33)	*
Mark W. Livingston	6,250		6,250	-		*
Maria Olskaia	5,000		5,000	-		*
Martin Keisch	44,002		10,000	34,002		*
MAZ Partners LP (34)	25,000		25,000	-		*
Micah Bloomfield	12,500		12,500	-		*
Michael L. Mayer and Sarah T. Mayer, trustees of Mayer Trust u/a dated 6/26/1997	12,500		12,500	-		*
Michael N Emmerman	186,698	(35)	7,737	178,961	(35)	*
MSNJ Investments LLC (36)	41,000	(37)	5,000	36,000	(37)	*
Paul Eisen	94,000	(38)	16,000	78,000	(38)	*
Paul Stamatis, Jr.	178,511	(39)	12,500	166,011	(39)	*
Philip Chapuseaux	23,003	(40)	5,001	18,002	(40)	*
Prabhugouda B. Patil	46,000	(41)	10,000	36,000	(41)	*
Rajiv Lal	13,250	(42)	1,250	12,000	(42)	*
Ramachandra Malya (43)	869,000	(44)	25,000	844,000	(44)	4.03%
Randy F Bishop	31,600	(45)	10,000	21,600	(45)	*
Richard D. Andersen	149,170	(46)	2,500	146,670	(47)	*
Richard Skodnek	11,000	(48)	5,000	6,000	(48)	*
Robert J Costantino	22,501	(49)	12,500	10,001	(49)	*
Sanjaykumar R. Kamani	22,511		22,511	-		*
Sarah A. Ehrlich	5,000		5,000	-		*
Serge Zalkin	2,500		2,500	-		*
Shalin Patel	13,250	(50)	1,250	12,000	(50)	*
Shirley A. Smith	1,250		1,250	-		*
Stephanie Jasa	25,000	(51)	6,250	18,750	(51)	*
Steven Lepsky	16,000	(52)	10,000	6,000	(52)	*
Stuart Kratky	6,250		6,250	-		*
Syed H. Reza	800,000	(53)	500,000	300,000	(53)	1.43%
Terry H. Hamrick	1,000		1,000	-		*
The Varbel Family Trust DTO 03/06/2012	6,250		6,250	-		*
Thomas A. Gogoe	6,250		6,250	-		*
Thomas G. Gee, Jr.	10,000		10,000	-		*
Tim C. Moeller	12,500		12,500	-		*
TTM LLC (54)	325,001	(55)	125,000	200,001	(55)

Vasudev B Shenoy	75,500		12,500		63,000		*
Vyacheslav Shamalov	23,000	(56)	5,000		18,000	(56)
William Rabetz	68,400	(57)	10,000		58,400	(57)	*
Yevgeny Rudashevsky	60,000		60,000		-
Tapasya Bali	1,500		1,500		-		*
Mayo Clinic Ventures (58)	252,000	(59)	252,000	(59)	-		*
Brio Capital Master Fund Ltd (60)	21,967	(61)	5,000	(61)	16,967	(61)	*

* Less than 1%

(1)

In computing the percentage of our common stock beneficially owned by each selling stockholder after the offering, we have assumed the exercise by such selling stockholder of all warrants with respect to those shares being offered by such selling stockholder, and therefore the calculation is based on a number of shares of common stock outstanding comprised of (i) 20,944,450 shares of common stock outstanding as of May 28, 2019 plus (ii) the number of shares offered by the selling stockholder in this offering underlying warrants held by such selling stockholder. The shares offered by one selling stockholder underlying warrants held by such selling stockholder are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

(2)	Brett Sorensen has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(3)	Includes 22,500 shares of common stock issuable upon the exercise of warrants.

(4)	Robert A. Feiner, Manager, has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(5)	Includes 2,200 shares of common stock issuable upon the exercise of warrants.

(6)	Includes 13,334 shares of common stock issuable upon the exercise of warrants.

(7)	Paul Bing has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(8)	Includes 10,000 shares of common stock issuable upon the exercise of warrants.

(9)	Includes 8,658 shares of common stock issuable upon the exercise of warrants.

(10)	Includes 1,000 shares of common stock issuable upon the exercise of warrants.

(11)	Includes 8,000 shares of common stock issuable upon the exercise of warrants.

(12)

Comprised of (i) 41,000 shares of common stock and warrants to purchase 12,200 shares of common stock and (ii) 40,000 shares of common stock and warrants to purchase 20,000 shares of common stock held by D. Michael Rappeport & Jane H. Rappeport JT TEN.

(13)

Comprised of (i) 41,000 shares of common stock and warrants to purchase 12,200 shares of common stock and (ii) 40,000 shares of common stock and warrants to purchase 20,000 shares of common stock held by D. Michael Rappeport & Jane H. Rappeport JT TEN.

(14)

Comprised of (i) 219,208 shares of common stock and warrants to purchase 22,000 shares of common stock, (ii) 126,658 shares of common stock and warrants to purchase 29,998 shares of common stock held by Thomas David Cherry as Trustee of Cherry Family Trust, a trust for which David Cherry is deemed the beneficial owner, and (iii) 730,240 shares of common stock and warrants to purchase 300,488 shares of common stock held by Cherry Pipes Ltd. David Cherry has sole voting and dispositive power over the securities held for the account of Cherry Pipes Ltd.

(15)

Comprised of (i) 137,331 shares of common stock and warrants to purchase 22,000 shares of common stock, (ii) 126,658 shares of common stock and warrants to purchase 29,998 shares of common stock held by Thomas David Cherry as Trustee of Cherry Family Trust, a trust for which David Cherry is deemed the beneficial owner, and (iii) 730,240 shares of common stock and warrants to purchase 300,488 shares of common stock held by Cherry Pipes Ltd. David Cherry has sole voting and dispositive power over the securities held for the account of Cherry Pipes Ltd.

(16)	Includes 28,701 shares of common stock issuable upon the exercise of warrants.

(17)	Includes 6,000 shares of common stock issuable upon the exercise of warrants.

(18)

Comprised of (i) 54,000 shares of common stock and warrants to purchase 13,000 shares of common stock, (ii) 6,667 shares of common stock and warrants to purchase 3,334 shares of common stock held by Dustin & Carol Wilson JTWROS, and (iii) 57,334 shares of common stock and warrants to purchase 28,667 shares of common stock held by Flying Colors Painting Co. Dustin Wilson has sole voting and dispositive power over the securities held for the account of Flying Colors Painting Co.

(19)

Comprised of (i) 29,000 shares of common stock and warrants to purchase 13,000 shares of common stock, (ii) 6,667 shares of common stock and warrants to purchase 3,334 shares of common stock held by Dustin & Carol Wilson JTWROS, and (iii) 57,334 shares of common stock and warrants to purchase 28,667 shares of common stock held by Flying Colors Painting Co. Dustin Wilson has sole voting and dispositive power over the securities held for the account of Flying Colors Painting Co.

(20)	Includes 3,000 shares of common stock issuable upon the exercise of warrants.

(21)	Includes 8,961 shares of common stock issuable upon the exercise of warrants.

(22)	Includes 3,000 shares of common stock issuable upon the exercise of warrants.

(23)	Includes 6,500 shares of common stock issuable upon the exercise of warrants.

(24)	Includes 8,000 shares of common stock issuable upon the exercise of warrants.

(25)	Includes 56,000 shares of common stock issuable upon the exercise of warrants.

(26)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(27)	Includes 5,000 shares of common stock issuable upon the exercise of warrants.

(28)	Includes 40,459 shares of Series C Preferred Stock and accrued dividends thereon that are convertible into shares of common stock.

(29)	Includes 19,000 shares of common stock issuable upon the exercise of warrants.

(30)	Evan Greenberg has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(31)	Liam Kerr has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(32)	Includes 2,200 shares of common stock issuable upon the exercise of warrants.

(33)	Includes 22,234 shares of common stock issuable upon the exercise of warrants.

(34)	Walter Schenker has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(35)	Includes 20,000 shares of common stock issuable upon the exercise of warrants.

(36)	Sanjeeb Shrestha has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(37)	Includes 10,000 shares of common stock issuable upon the exercise of warrants.

(38)	Includes 16,000 shares of common stock issuable upon the exercise of warrants.

(39)	Includes 39,004 shares of common stock issuable upon the exercise of warrants.

(40)	Includes 6,001 shares of common stock issuable upon the exercise of warrants.

(41)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(42)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(43)	Ramachandra Malya is a member of our Advisory Board.

(44)	Includes 291,000 shares of common stock issuable upon the exercise of warrants.

(45)	Includes 7,200 shares of common stock issuable upon the exercise of warrants.

(46)

Comprised of (i) 71,834 shares of common stock and warrants to purchase 34,667 shares of common stock, (ii) 37,335 shares of common stock and warrants to purchase 5,334 shares of common stock held in the shareholder’s IRA accounts.

(47)

Comprised of (i) 69,334 shares of common stock and warrants to purchase 34,667 shares of common stock, (ii) 37,335 shares of common stock and warrants to purchase 5,334 shares of common stock held in the shareholder’s IRA accounts.

(48)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(49)	Includes 3,334 shares of common stock issuable upon the exercise of warrants.

(50)	Includes 4,000 shares of common stock issuable upon the exercise of warrants.

(51)	Includes options to purchase 18,750 shares of common stock that are currently exercisable or exercisable within 60 days of May 28, 2019.

(52)	Includes 2,000 shares of common stock issuable upon the exercise of warrants.

(53)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(54)	Tim Milliken has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(55)	Includes 66,667 shares of common stock issuable upon the exercise of warrants.

(56)	Includes 5,000 shares of common stock issuable upon the exercise of warrants.

(57)	Includes 15,000 shares of common stock issuable upon the exercise of warrants.

(58)

Daniel D. Estes, Assistant Treasurer of Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation has voting and dispositive power over the securities held for the account of this selling stockholder, Mayo Clinic Ventures.

(59)	Includes shares of common stock issuable upon the exercise of warrants.

(60)	Shaye Hirsch has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(61)	Consists of shares of common stock issuable upon the exercise of warrants.

PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

● on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

● in the over-the-counter market;

● in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

● through the writing of options, whether such options are listed on an options exchange or otherwise;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● short sales;

● sales pursuant to Rule 144;

● broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreements, estimated to be $1,996.75 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Haynes and Boone, LLP, New York, New York, will pass upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus.

EXPERTS

Our financial statements as of December 31, 2018 and 2017 and for the years then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K have been audited by Liggett & Webb, P.A., an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement, together with any amendments and related exhibits, under the Securities Act with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We are required to file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Exchange Act. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 12424 Wilshire Blvd Suite 745 Los Angeles, CA 90025, Attention: Kenneth L. Londoner, Chief Executive Officer. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.biosigtech.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on March 15, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Securities and Exchange Commission on April 15, 2019;

•	Our Current Reports on Form 8-K filed with the SEC on February 11, 2019, March 6, 2019, and March 14, 2019, and May 22, 2019; and

•

The description of the Company’s common stock and warrants contained in the Form 8-A filed with the SEC on September 17, 2018, including any amendments thereto or reports filed for the purposes of updating this description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

BioSig Technologies, Inc.

Attn: Chief Executive Officer

12424 Wilshire Blvd., Suite 745

Los Angeles, CA 90025

(310) 620-9320

You may also access the documents incorporated by reference in this prospectus through our website at www.biosigtech.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superseded.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Commission registration fee, all the amounts shown are estimates.

Amount to be Paid
Commission registration fee	$1,996.75
Legal fees and expenses	5,000.00
Accounting fees and expenses	2,500.00
Printing and miscellaneous expenses	500.00
Total	$9,996.75

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

We are also permitted to apply for, and currently maintain, insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form S-1 filed on July 22, 2013)
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.2 to the Form S-1 filed on July 22, 2013)
3.3	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.3 to the Form S-1 filed on July 22, 2013)
3.4

Certificate of Third Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.5 to the Form S-1/A filed on January 21, 2014)

3.5

Certificate of Fourth Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.6 to the Form S-1/A filed on March 28, 2014)

3.6	Certificate of Fifth Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on August 21, 2014)
3.7

Certificate of Sixth Amendment to the Amended and Restated Certificate of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on November 25, 2016)

3.8	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on November 9, 2017)
3.9	Bylaws of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.4 to the Form S-1 filed on July 22, 2013)
3.10	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on February 16, 2018)
3.11

Certificate of Seventh Amendment to the Amended and Restated Certification of Incorporation of BioSig Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on September 10, 2018)

5.1	Opinion of Haynes and Boone, LLP (filed herewith)
23.1	Consent of Liggett & Webb, P.A. (filed herewith)
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is relying on Rule 430B:

          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 31st day of May, 2019.

BIOSIG TECHNOLOGIES, INC.

By:	/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of BioSig Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Kenneth L. Londoner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Kenneth L. Londoner	Chairman, Chief Executive Officer and Director (principal executive officer)	May 31, 2019
Kenneth L. Londoner

/s/ Steve Chaussy	Chief Financial Officer (principal financial and accounting officer)	May 31, 2019
Steve Chaussy

/s/ Donald E. Foley	Director	May 31, 2019
Donald E. Foley

/s/ Patrick J. Gallagher	Director	May 31, 2019
Patrick J. Gallagher

/s/ Jerome B. Zeldis	Director	May 31, 2019
Jerome B. Zeldis

/s/ Jeffrey F. O’Donnell, Sr.	Director	May 31, 2019
Jeffrey F. O’Donnell, Sr.

/s/ Andrew L. Filler	Director	May 31, 2019
Andrew L. Filler

/s/ David Weild IV	Director	May 31, 2019
David Weild IV